EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM
We consent to the use in this Registration Statement on Form S-1 of our report dated March 28, 2005 relating to the consolidated financial statements of Ultra Clean Holdings, Inc. appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.
/s/ DELOITTE & TOUCHE LLP
San Jose, CA
February 6, 2006